EXHIBIT 32
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Salisbury Bancorp, Inc. (the "Company") on Form 10-K for the period ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John F. Perotti, Chairman and Chief Executive Officer of the Company, and I, John F. Foley, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 27, 2009

/s/ John F. Perotti                              /s/ John F. Foley
---------------------------                      -----------------
    John F. Perotti                                  John F. Foley
    Chairman and                                    Chief Financial Officer,
    Chief Executive Officer                         Treasurer and Secretary

                                       33